CERTIFICATE OF INCORPORATION
OF
EMPEROR PAPER INDUSTRIES LTD.

The undersigned incorporator, in order to form a corporate entity under the General Corporation Law of the State of Delaware, hereby sets forth the following Certificate of Incorporation:

ARTICLE 1
NAME

The name of the Corporation is Emperor Paper Industries Ltd.

ARTICLE 2
REGISTERED OFFICE

The address of the Corporation’s registered office in the State of Delaware is 16192 Coastal Highway, Lewes, Delaware 19958, located in Sussex County.  The name of the Corporation’s registered agent for service of process at such address is Harvard Business Services, Inc.

AGRTICLE 3
PURPOSE

3.1

PURPOSES.  The Corporation will have general business purposes in accordance with the laws of the State of Delaware.

3.2

POWERS.  The Corporation will have and may exercise all the powers granted or available under the laws of the State of Delaware and laws amendatory thereof and supplementary thereto, including all powers necessary or convenient to effect any or all of the business purposes for which the Corporation is incorporated.

ARTICLE 4
STOCK

4.1.

AUTHORIZED CAPITAL STOCK.  The Corporation shall be authorized to issue 175,000,000 shares of capital stock, of which 150,000,000 shares shall be shares of common stock, par value $0.0001 per share (the “Common Stock”), and 25,000,000 shares shall be shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

4.2

COMMON STOCK.  Except as otherwise provided below, provided by law or by the resolution or resolutions adopted by the board of directors of the Corporation designating the rights, powers and preferences of any series of Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. All shares of Common Stock will be voting shares and will be entitled to one vote per share.  There shall be no cumulative voting.

4.3

PREFERRED STOCK RIGHTS.  Shares of Preferred Stock may be issued from time to time in one or more series.  The board of directors of the Corporation is hereby authorized by resolution or resolutions to fix the voting rights, if any, designations, powers, preferences and the relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any unissued series of Preferred Stock, to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

4.4

SERIES A SUPER VOTING PREFERRED STOCK DESIGNATION.

(a)

Number and Designation.  This series shall consist of 2,000,000 shares of Preferred Stock of the Corporation that shall be designated the “Series A Super Voting Preferred Stock” (hereinafter referred to as the “Series A Stock”). The number of authorized shares of Series A Stock may be reduced to the extent any shares are not issued and outstanding by further resolution duly adopted by the Board of Directors of the Corporation and by filing amendments to the Certificate of Incorporation or an amended Certificate of Designation pursuant to the provisions of the DGCL (as defined hereinafter) stating that such reduction has been so authorized, but the number of authorized shares of this series shall not be increased except pursuant to majority vote of the holders of the Series A Stock (the “Series A Holders”).

(b)

Dividends. When and as any dividend or distribution is declared or paid by the Corporation on Common Stock, whether payable in cash, property, securities or rights to acquire securities, the Series A Holders will be entitled to participate with the holders of Common Stock in such dividend or distribution as set forth in this Paragraph 4.4(b). At the time such dividend or distribution is payable to the holders of Common Stock, the Corporation will pay to each Series A Holder such holder’s share of such dividend or distribution equal to the amount of the dividend or distribution per share of Common Stock payable at such time multiplied by the number of shares of Common Stock the shares of Series A Stock held by such holder are convertible into.

(c)

Voting Rights.

(i)

Subject to the provision for adjustment hereinafter set forth, each share of Series A Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time on or after the date that Series A Stock has been issued declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater (but not lesser) number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(ii)

Except as otherwise provided herein or by law, the holders of shares of Series A Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(iii)

Except as set forth herein, the Series A Holders shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock or as otherwise set forth herein) for taking any corporate action.

(d)

Conversion. Each share of Series A Stock shall be convertible into 1 share of Common Stock at the sole and exclusive election of the Series A Holders.

(e)

No Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the Series A Holders shall not be entitled to any liquidation preference over holders of Common Stock.  Instead, the assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Series A Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Stock into shares of Common Stock).

(f)

Miscellaneous.

(i)

Registration of Transfer. The Corporation will keep at its principal office a register for the registration of Series A Stock. Upon the surrender of any certificate representing Series A Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefore representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

(ii)

Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series A Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate.

(iii)

Priority. The Series A Stock shall be considered senior to the Corporation’s outstanding Common Stock referred to herein as “Junior Securities.”

(iv)

Amendment and Waiver. No amendment, modification or waiver will be binding or effective with respect to any provision hereof without the prior approval of a majority of the outstanding shares of Series A Stock.

(v)

Generally Accepted Accounting Principles. When any accounting determination or calculation is required to be made, such determination or calculation (unless otherwise provided) will be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Corporation would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation will continue to be made in accordance with the Corporation’s previous accounting methods and policies unless the Corporation has obtained the prior written consent of the holders of a majority of the Series A Stock then outstanding.

(vi)

The number of authorized shares of Preferred Stock of the Corporation is 25,000,000, and as of the date hereof, no shares of Preferred Stock or Series A Stock have been issued.

ARTICLE 5
INCORPORATOR

The name and address of the sole incorporator of the Corporation is:

Rajan Ahluwalia

7556 Wagner Road

Edmonton, AB, Canada, T6E5B2

ARTICLE 6
BOARD OF DIRECTORS

6.1

NUMBER AND CLASSIFICATION OF DIRECTORS; VACANCIES AND REMOVAL.

(a)

Number.  Except as otherwise provided by the resolution or resolutions adopted by the board of directors of the Corporation designating the rights, powers and preferences of any series of Preferred Stock, the number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, exclusively by the board of directors.

(b)

Removal.  Subject to the rights, if any, of any series of Preferred Stock to elect directors and to remove any director whom the holders of any such series have the right to elect, any director (including persons elected by directors to fill vacancies in the board of directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock then entitled to vote at an election of directors.  At least 45 days prior to any annual or special meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the director whose removal will be considered at the meeting.

6.2

NO WRITTEN BALLOT.  Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE 7
BYLAWS

In furtherance and not in limitation of the powers conferred by law, the board of directors is expressly authorized to adopt, amend and repeal the bylaws of the Corporation, subject to the power of the holders of capital stock of the Corporation to adopt, amend or repeal the bylaws; provided, however, that, with respect to the power of holders of the capital stock to adopt, amend and repeal bylaws of the Corporation, notwithstanding any other provision of the bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, the bylaws or any Preferred Stock, the affirmative vote of the holders of at least 66.67% of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the bylaws of the Corporation.

ARTICLE 8
AMENDING THE CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law. All rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

ARTICLE 9
DIRECTOR LIABILITY; INDEMNIFICATION AND INSURANCE

9.1

ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS.  The personal liability of the directors of the Corporation shall be eliminated to the fullest extent permitted by law.  If the General Corporation Law of the State of Delaware (“DGCL”) is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

9.2

INDEMNIFICATION.

(a)

Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) below, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of the board of directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b)

Right of Claimant to Bring Suit. If a claim under paragraph (a) above is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c)

Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation (as it may be amended from time to time), bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

9.3

INSURANCE.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DCGL.

9.4

AMENDMENT OR REPEAL.  No amendment, modification or repeal of this Article, adoption of any provision in this Certificate of Incorporation, or change in the law or interpretation of the law shall adversely affect any right or protection of any person under this Article with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal, adoption or change.

ARTICLE 10
STOCKHOLDER ACTION

Except as otherwise required by law, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Board of Directors, the Chairman of the Board or the Chief Executive Officer of the Corporation. Special meetings of the stockholders may not be called by any other person or persons.

ARTICLE 11
DISPUTE RESOLUTION

11.1

EXCLUSIVE FORUM.  Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for any or all intracorporate claims, which shall include claims, including claims in the right of the Corporation, (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity, or (ii) as to which Title 8 of the DGCL confers jurisdiction upon the Delaware Court of Chancery, shall be a state court located within the State of Delaware (or, if no state court located in the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

IN WITNESS WHEREOF, I have hereunto set my hand this 6th day of April, 2017.

/s/ Rajan Ahluwalia
Rajan Ahluwalia
Incorporator

1